Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-40172, 333-50845, 333-50847, 333-66450, 333-69981, 333-83943, 333-91584, and 333-106652 on Form S-8 of our report dated March 21, 2005, relating to the financial statements and financial statement schedules of PC Connection, Inc. appearing in this Annual Report on Form 10-K of PC Connection, Inc. for the year ended December 31, 2004.

Deloitte & Touche LLP

Boston, Massachusetts

March 30, 2005